Press Release

    Date:    November 3, 2022                Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports Third Quarter Results

•Net Loss of $444 million and Return on Equity of (10.6)%, driven by unrealized losses on fixed income securities in rising interest rate environment
•Book Value per Ordinary Share of $208.60 ($206.25 Adjusted*), as of September 30, 2022
•Entered into a reinsurance agreement with Argo for ground up reserves of $746 million and completed agreement with Probitas Managing Agency Limited to cover 2018 and prior year of account exposures of Syndicate 1492
•Completed commutation of Enhanzed Re’s catastrophe book and received regulatory approval to novate Enhanzed Re’s portfolio of deferred annuities and whole life policies, which is expected to close early November
HAMILTON, Bermuda - November 3, 2022 - Enstar Group Limited (Nasdaq: ESGR) filed its quarterly report on Form 10-Q with the SEC earlier today. An audio presentation reviewing the third quarter 2022 results with expanded commentary is available on Enstar's investor relations website at investor.enstargroup.com.
Third Quarter 2022 Highlights:

•Net loss of $444 million, or $26.10 per diluted ordinary share, compared to $196 million, or $10.68 per diluted ordinary share, for the three months ended September 30, 2021.
•Return on equity ("ROE") of (10.6)% and Adjusted ROE* of (2.9)% for the quarter compared to (2.9)% and (2.8)%, respectively, in the third quarter 2021. ROE was impacted by $395 million of net unrealized losses arising primarily from interest rate increases on fixed maturity portfolios that are classified as trading, combined with $151 million of net unrealized losses in Enstar's non-core portfolios.
•Our Group regulatory solvency, or economic balance sheet, strengthened during the third quarter due to:
◦the impact of a higher discount rate on our reserves; and
◦our core fixed income securities being shorter in duration than our insurance liabilities.
•Run-off liability earnings ("RLE") of $109 million, or 3.7% were driven by reductions in the value of certain portfolios that are held at fair value and favorable development on our workers' compensation and marine, aviation and transit lines of business, partially offset by adverse development on our general casualty and motor lines of business.
•Entered into loss portfolio transfer (“LPT”) agreement with a wholly-owned subsidiary of Argo Group International Holdings, Ltd. (“Argo”) covering a number of its U.S. casualty insurance portfolios, including construction, for accident years 2011 to 2019. The LPT agreement covers ground up reserves of $746 million, and an additional $275 million of cover in excess of $821 million, up to a policy limit of $1.1 billion. Argo will retain a loss corridor of $75 million up to $821 million. The closing of the transaction is subject to customary regulatory approvals and other closing conditions and is expected to be completed by the end of 2022.
Enstar Group Limited | Third Quarter 2022 | Press Release                 1

* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Dominic Silvester, Enstar CEO, said:

“The significant rise in interest rates to combat high inflation continues to drive unrealized bond losses in our investment portfolio. However, we expect our bond portfolio to recover these unrealized losses over time as these bonds will amortize back to par or full principal value as they reach maturity.
Operationally, we are pleased with the accretive transactions signed with Argo and Probitas, as well as our robust pipeline of opportunities. These transactions further demonstrate Enstar’s ability to provide capital relief solutions to partners of varying size and jurisdictions.
Our balance sheet remains strong, and we have the capacity to meet market demand. We will continue to provide tailored solutions to our clients, drive positive claims outcomes and invest for the long term. We are confident that this focus will provide exceptional returns for our stakeholders.”

Nine months ended September 30, 2022 Highlights:

•Net loss of $1.2 billion, or $70.59 per diluted ordinary share, compared to net earnings of $365 million, or $17.53 per diluted ordinary share, for the nine months ended September 30, 2021.
•ROE of (21.8)% and Adjusted ROE* of (7.0)%, compared to 5.9% and 7.7%, respectively, for the nine months ended September 30, 2021. ROE was impacted by unrealized losses arising from interest rate increases on fixed maturity portfolios that are classified as trading combined with unrealized losses in Enstar's non-core portfolios.
•Annualized RLE of 3.8% and Annualized Adjusted RLE* of 0.5%, compared to 2.5% and 1.4%, respectively, for the nine months ended September 30, 2021. RLE benefited from reductions in the value of certain portfolios that are held at fair value, favorable development on our workers’ compensation, professional indemnity/directors and officers and marine, aviation and transit lines of business, and favorable results on Enstar's inactive catastrophe programs held by Enhanzed Re. RLE was impacted by adverse development on our general casualty and motor lines of business.
•Annualized total investment return (“TIR”) of (8.7)% and Annualized Adjusted TIR* of (1.0)%, compared to 2.8% and 4.1%, respectively, for the nine months ended September 30, 2021. Recognized investment results were impacted by the combination of interest rate increases, widening credit spreads and equity market declines.
* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | Third Quarter 2022 | Press Release                 2

Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Three Months Ended				Nine Months Ended
	September 30, 2022	September 30, 2021	$ / pp / bp Change		September 30, 2022	September 30, 2021	$ / pp / bp Change
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net (loss) earnings attributable to Enstar ordinary shareholders	$(444)	$(196)	$(248)		$(1,219)	$365	$(1,584)
Adjusted operating (loss) income attributable to Enstar ordinary shareholders*	$(148)	$(174)	$26		$(371)	$417	$(788)
ROE	(10.6)%	(2.9)%	(7.7)	pp	(21.8)%	5.9%	(27.7)	pp
Annualized ROE					(29.1)%	7.9%	(37.0)	pp
Adjusted ROE*	(2.9)%	(2.8)%	(0.1)	pp	(7.0)%	7.7%	(14.7)	pp
Annualized Adjusted ROE*					(9.4)%	10.2%	(19.6)	pp

Key Run-off Metrics
Prior period development	$109	$69	$40		$331	$189	$142
Adjusted prior period development*	$14	$53	$(39)		$42	$103	$(61)
Annualized RLE					3.8%	2.5%	1.3	pp
Annualized Adjusted RLE*					0.5%	1.4%	(0.9)	pp

Key Investment Return Metrics
Total investable assets					$19,310	$21,855	$(2,545)
Adjusted total investable assets*					$21,238	$21,529	$(291)
Annualized investment book yield	2.32%	1.73%	59	bp	2.15%	1.91%	24	bp
Annualized TIR					(8.7)%	2.8%	(11.5)	pp
Annualized Adjusted TIR*					(1.0)%	4.1%	(5.1)	pp

					As of
					September 30, 2022	December 31, 2021
Key Shareholder Metrics
Book value per ordinary share					$208.60	$316.34	$(107.74)
Adjusted book value per ordinary share*					$206.25	$310.80	$(104.55)

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | Third Quarter 2022 | Press Release                 3

Results of Operations by Segment - For the Three and Nine Months Ended September 30, 2022 and 2021

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	Three Months Ended			Nine Months Ended
	September 30,		$ Change	September 30,		$ Change
	2022	2021		2022	2021
INCOME	(in millions of U.S. dollars)
Net premiums earned	$1	$39	$(38)	$27	$154	$(127)
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	—	5	(5)	4	19	(15)
Reduction in estimated future defendant A&E expenses	—	1	(1)	1	4	(3)
All other income	2	6	(4)	14	25	(11)
Total other income	2	12	(10)	19	48	(29)
Total income	3	51	(48)	46	202	(156)

EXPENSES
Net incurred losses and LAE:
Current period	10	35	(25)	35	121	(86)
Prior periods:
Reduction in estimates of net ultimate losses	(46)	(72)	26	(183)	(139)	(44)
Reduction in provisions for ULAE	(15)	(14)	(1)	(49)	(45)	(4)
Total prior periods	(61)	(86)	25	(232)	(184)	(48)
Total net incurred losses and LAE	(51)	(51)	—	(197)	(63)	(134)
Acquisition costs	1	8	(7)	18	37	(19)
General and administrative expenses	34	47	(13)	109	139	(30)
Total expenses	(16)	4	(20)	(70)	113	(183)

SEGMENT NET EARNINGS	$19	$47	$(28)	$116	$89	$27
Three Months Ended September 30, 2022 versus 2021: Net earnings from our Run-off segment decreased by $28 million, primarily due to:
•A $25 million decrease in favorable PPD, driven by a $26 million decrease in the reduction in estimates of net ultimate losses.
◦Results for the three months ended September 30, 2022 were driven by $54 million of favorable development on our workers’ compensation line of business as a result of favorable claim settlements, most notably in the 2018 and 2019 acquisition years, and $28 million of favorable development on our marine, aviation and transit line of business as a result of lower claim activity, relating to the 2014, 2018 and 2019 acquisition years; partially offset by
◦Adverse development in the 2018, 2020 and 2021 acquisition years on our general casualty and motor lines of business of $21 million and $19 million, respectively, primarily due to worse than expected claims experience and adverse development on claims.
◦Results for the three months ended September 30, 2021 were primarily driven by favorable development on our workers’ compensation, property, construction defect and marine, aviation and transit lines as a result of better than expected claims experience and favorable results from actuarial reviews.
•A reduction in other income of $10 million, primarily driven by lower favorable prior period development related to our defendant A&E liabilities in comparison to the prior period; and
•Reductions in net premiums earned that were greater than the reductions in current period net incurred losses and LAE and acquisition costs, following our exit of our StarStone International business beginning in 2020; partially offset by
Enstar Group Limited | Third Quarter 2022 | Press Release                 4

•A decrease in general and administrative expenses of $13 million, primarily driven by a continued decrease in salaries and benefits and other costs following our exit of our StarStone business beginning in 2020 and a reduction in IT costs as a result of reduced project activity.
Nine Months Ended September 30, 2022 versus 2021: Net earnings from our Run-off segment increased by $27 million, primarily due to:
•A $48 million increase in favorable PPD, driven by a $44 million increase in the reduction in estimates of net ultimate losses.
◦Results for the nine months ended September 30, 2022 were driven by favorable development of $104 million on our workers’ compensation line of business as a result of favorable claim settlements, most notably in the 2018 and 2021 acquisition years. We also had favorable development of $85 million on our professional indemnity/directors and officers line of business relating to the 2018 and 2021 acquisition years and favorable development of $38 million on our marine, aviation and transit lines of business relating to the 2014, 2018 and 2019 acquisition years as a result of lower claims activity; partially offset by
◦Adverse development on our general casualty and motor lines of business of $31 million and $20 million, respectively, most notably impacting the 2018, 2020 and 2021 acquisition years, as a result of worse than expected claims experience and adverse development on claims.
◦Results for the nine months ended September 30, 2021 were primarily related to favorable development on our workers’ compensation, property and marine, aviation and transit lines of business as a result of better than expected claims experience and favorable results from actuarial reviews.
•A decrease in general and administrative expenses of $30 million, primarily driven by a continued decrease in salaries and benefits and other costs following our exit of our StarStone business beginning in 2020 and a reduction in IT costs as a result of reduced project activity; partially offset by
•A reduction in other income of $29 million, primarily driven by lower favorable prior period development related to our defendant A&E liabilities; and
•Reductions in net premiums earned that were greater than the reductions in current period net incurred losses and LAE and acquisition costs, following our exit of our StarStone International business beginning in 2020.
Enstar Group Limited | Third Quarter 2022 | Press Release                 5

Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	Three Months Ended			Nine Months Ended
	September 30,		$ Change	September 30,		$ Change
	2022	2021		2022	2021
	(in millions of U.S. dollars)
INCOME
Net investment income:
Fixed income securities	$94	$70	$24	$247	$208	$39
Cash and restricted cash	2	(1)	3	3	(1)	4
Other investments, including equities	22	12	10	63	41	22
Less: Investment expenses	(4)	11	(15)	(19)	(19)	—
Total net investment income	114	92	22	294	229	65
Net realized (losses) gains:
Fixed income securities	(23)	5	(28)	(88)	(1)	(87)
Other investments, including equities	(13)	—	(13)	(23)	2	(25)
Net realized (losses) gains:	(36)	5	(41)	(111)	1	(112)
Net unrealized (losses) gains:
Fixed income securities	(391)	(91)	(300)	(1,061)	(180)	(881)
Other investments, including equities	(151)	(187)	36	(445)	292	(737)
Total net unrealized (losses) gains:	(542)	(278)	(264)	(1,506)	112	(1,618)
Total income	(464)	(181)	(283)	(1,323)	342	(1,665)

EXPENSES
General and administrative expenses	9	8	1	28	24	4
Total expenses	9	8	1	28	24	4

Earnings (losses) from equity method investments	(20)	(14)	(6)	12	101	(89)

SEGMENT NET (LOSS) EARNINGS	$(493)	$(203)	$(290)	$(1,339)	$419	$(1,758)
Three and Nine Months Ended September 30, 2022 versus 2021: Net loss from our Investments segment was $493 million and $1.3 billion for the three and nine months ended September 30, 2022, respectively, compared to net losses of $203 million and net earnings of $419 million for the three and nine months ended September 30, 2021, respectively. The unfavorable movements of $290 million and $1.8 billion, respectively, were primarily due to:
•An increase in net realized and unrealized losses on our fixed income securities of $328 million and $968 million, respectively, driven by rising interest rates and widening credit spreads;
•Net realized and unrealized losses on our other investments, including equities, of $164 million and $468 million, respectively, in comparison to net losses of $187 million and net gains of $294 million, respectively, in the comparative periods, primarily driven by negative performance from our public equities, CLO equities and hedge funds as a result of significant volatility in global equity markets and widening high yield credit spreads; and
•An $89 million decrease in earnings from equity method investments for the nine months ended September 30, 2022, largely due to our acquisition of the controlling interest in Enhanzed Re, effective September 1, 2021 (consolidated net loss from Enhanzed Re was $231 million for the nine months ended September 30, 2022). Prior to that date, the results of Enhanzed Re were recorded in earnings from equity method investments within the Investments segment; partially offset by:
Enstar Group Limited | Third Quarter 2022 | Press Release                 6

•Increases in our net investment income of $22 million and $65 million, respectively, which is primarily due to an increase in our average aggregate fixed income assets due to new business during the past year, in addition to the investment of new premium and reinvestment of fixed maturities at higher yields and the impact of rising interest rates on the $2.7 billion of our fixed maturity investments that are subject to floating interest rates. Our floating rate investments generated increased net investment income of $16 million and $39 million, respectively, which equates to an increase of 257 and 165 basis points, respectively, on those investments in comparison to the prior period.
Total investment losses on the fixed income securities that support our Enhanzed Re life reinsurance business for the three and nine months ended September 30, 2022 were $141 million and $269 million, respectively.
Income and Earnings by Segment - For the Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended			Nine Months Ended
	September 30, 2022	September 30, 2021	$ Change	September 30, 2022	September 30, 2021	$ Change
	(in millions of U.S. dollars)
INCOME
Run-off	$3	$51	$(48)	$46	$202	$(156)
Assumed Life	2	—	2	17	—	17
Investments	(464)	(181)	(283)	(1,323)	342	(1,665)
Legacy Underwriting	—	11	(11)	8	39	(31)
Subtotal	(459)	(119)	(340)	(1,252)	583	(1,835)
Corporate and other	(7)	48	(55)	10	52	(42)
Total income	$(466)	$(71)	$(395)	$(1,242)	$635	$(1,877)

SEGMENT NET (LOSS) EARNINGS
Run-off	$19	$47	$(28)	$116	$89	$27
Assumed Life	(7)	—	(7)	15	—	15
Investments	(493)	(203)	(290)	(1,339)	419	(1,758)
Legacy Underwriting	—	—	—	—	—	—
Total segment net (loss) earnings	(481)	(156)	(325)	(1,208)	508	(1,716)
Corporate and other (1)(2)	37	(40)	77	(11)	(143)	132
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$(444)	$(196)	$(248)	$(1,219)	$365	$(1,584)

(1) Other income (expense) for corporate and other activities includes the amortization of fair value adjustments associated with the acquisition of DCo LLC and Morse TEC LLC.
(2) Net incurred losses and LAE for corporate and other activities includes the amortization of deferred charge assets (“DCAs”) on retroactive reinsurance contracts, fair value adjustments associated with the acquisition of companies and the changes in the discount rate and risk margin components of the fair value of assets and liabilities related to our assumed retroactive reinsurance contracts for which we have elected the fair value option. The three and nine months ended September 30, 2022 included accelerated amortization of $19 million and $115 million, respectively, corresponding to increased favorable prior period development (“PPD”) on net ultimate liabilities recorded in our Run-off segment. There was $11 million and $22 million accelerated amortization for the three and nine months ended September 30, 2021.

For additional detail on the Assumed Life segment, the Legacy Underwriting segment and Corporate and other activities, please refer to the Form 10-Q.
Enstar Group Limited | Third Quarter 2022 | Press Release                 7

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2021 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired over 110 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
Enstar Group Limited | Third Quarter 2022 | Press Release                 8

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(expressed in millions of U.S. dollars, except share and per share data)
INCOME
Net premiums earned	$4	$52	$52	$204
Net investment income	116	93	302	231
Net realized (losses) gains	(36)	6	(111)	1
Net unrealized (losses) gains	(546)	(280)	(1,518)	110
Other (expense) income	(4)	11	33	27
Net gain on purchase and sales of subsidiaries	—	47	—	62
Total income	(466)	(71)	(1,242)	635

EXPENSES
Net incurred losses and loss adjustment expenses
Current period	13	42	39	146
Prior periods	(109)	(69)	(331)	(189)
Total net incurred losses and loss adjustment expenses	(96)	(27)	(292)	(43)
Policyholder benefit expenses	7	—	25	—
Acquisition costs	—	11	20	50
General and administrative expenses	67	93	235	269
Interest expense	23	18	71	51
Net foreign exchange gains	(17)	(2)	(27)	(9)
Total expenses	(16)	93	32	318

(LOSS) EARNINGS BEFORE INCOME TAXES	(450)	(164)	(1,274)	317
Income tax expense	(8)	(10)	(4)	(13)
(Losses) earnings from equity method investments	(20)	(14)	12	101
NET (LOSS) EARNINGS	(478)	(188)	(1,266)	405
Net loss (earnings) attributable to noncontrolling interests	43	1	74	(13)
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR	(435)	(187)	(1,192)	392
Dividends on preferred shares	(9)	(9)	(27)	(27)
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$(444)	$(196)	$(1,219)	$365

(Loss) earnings per ordinary share attributable to Enstar:
Basic	$(26.10)	$(10.68)	$(70.59)	$17.78
Diluted	$(26.10)	$(10.68)	$(70.59)	$17.53
Weighted average ordinary shares outstanding:
Basic	17,013,348	18,349,483	17,269,870	20,502,755
Diluted	17,126,880	18,548,368	17,382,578	20,793,640
Enstar Group Limited | Third Quarter 2022 | Press Release                 9

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2022 and December 31, 2021

	September 30, 2022	December 31, 2021
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$14	$6
Short-term investments, available-for-sale, at fair value (amortized cost: 2022 — $9; 2021 — $34; net of allowance: 2022 and 2021 — $0)	9	34
Fixed maturities, trading, at fair value	2,315	3,756
Fixed maturities, available-for-sale, at fair value (amortized cost: 2022 — $5,624; 2021 — $5,689; net of allowance: 2022 — $35; 2021 — $10)	4,868	5,652
Funds held - directly managed	2,150	3,007
Equities, at fair value (cost: 2022 — $1,320; 2021 — $1,831)	1,199	1,995
Other investments, at fair value	3,203	2,333
Equity method investments	468	493
Total investments	14,226	17,276
Cash and cash equivalents	923	1,646
Restricted cash and cash equivalents	434	446
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2022 — $134; 2021 — $136)	886	1,085
Reinsurance balances recoverable on paid and unpaid losses, at fair value	287	432
Insurance balances recoverable (net of allowance: 2022 and 2021 — $5)	190	213
Funds held by reinsured companies	3,727	2,340
Deferred charge assets	255	371
Other assets	624	620
TOTAL ASSETS	$21,552	$24,429
LIABILITIES
Losses and loss adjustment expenses	$11,549	$11,269
Losses and loss adjustment expenses, at fair value	1,286	1,989
Future policyholder benefits	1,285	1,502
Defendant asbestos and environmental liabilities	617	638
Insurance and reinsurance balances payable	154	254
Debt obligations	1,905	1,691
Other liabilities	432	581
TOTAL LIABILITIES	17,228	17,924
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTERESTS	166	179

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $1 each, issued and outstanding 2022: 17,584,201; 2021: 18,223,574):
Voting Ordinary Shares (issued and outstanding 2022: 15,986,489; 2021: 16,625,862)	16	17
Non-voting convertible ordinary Series C Shares (issued and outstanding 2022 and 2021: 1,192,941)	1	1
Non-voting convertible ordinary Series E Shares (issued and outstanding 2022 and 2021: 404,771)	—	—
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2022 and 2021: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2022 and 2021: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2022 and 2021: 4,400; liquidation preference $110)	110	110
Treasury shares, at cost (Series C Preferred Shares 2022 and 2021: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2022 and 2021: 565,630)	(1)	(1)
Additional paid-in capital	757	922
Accumulated other comprehensive loss	(667)	(16)
Retained earnings	3,866	5,085
Total Enstar Shareholders’ Equity	4,060	6,096
Noncontrolling interests	98	230
TOTAL SHAREHOLDERS’ EQUITY	4,158	6,326
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$21,552	$24,429
Enstar Group Limited | Third Quarter 2022 | Press Release                 10

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Some of the adjustments reflected in our non-GAAP measures are recurring items, such as the exclusion of adjustments to net realized and unrealized (gains)/losses on fixed maturity investments recognized in our income statement, the fair value of certain of our loss reserve liabilities for which we have elected the fair value option, and the amortization of fair value adjustments.
Management makes these adjustments in assessing our performance so that the changes in fair value due to interest rate movements, which are applied to some but not all of our assets and liabilities as a result of preexisting accounting elections, do not impair comparability across reporting periods.
It is important for the readers of our periodic filings to understand that these items will recur from period to period.
However, we exclude these items for the purpose of presenting a comparable view across reporting periods of the impact of our underlying claims management and investment without the effect of interest rate fluctuations on assets that we anticipate to hold to maturity and non-cash changes to the fair value of our reserves.
Similarly, our non-GAAP measures reflect the exclusion of certain items that we deem to be nonrecurring, unusual or infrequent when the nature of the charge or gain is such that it is not reasonably likely that such item may recur within two years, nor was there a similar charge or gain in the preceding two years. This includes adjustments related to bargain purchase gains on acquisitions of businesses, net gains or losses on sales of subsidiaries, net assets of held for sale or disposed subsidiaries classified as discontinued operations and other items that we separately disclose.
We have presented the results and GAAP reconciliations for these measures further below. The following tables present more information on each non-GAAP measure.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect the exercise of equity awards granted but not yet vested as, over the long term, this presents both management and investors with a more economically accurate measure of the realizable value of shareholder returns by factoring in the impact of share dilution.

We use this non-GAAP measure in our incentive compensation program.

Enstar Group Limited | Third Quarter 2022 | Press Release                 11

Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more consistent measure of the performance of our business by enabling comparison between the financial periods presented.

We eliminate the impact of net realized and unrealized (gains) losses on fixed maturity investments and funds-held directly managed and the change in fair value of insurance contracts for which we have elected the fair value option, as:
•we typically hold most of our fixed maturity investments until the earlier of maturity or the time that they are used to fund any settlement of related liabilities which are generally recorded at cost; and
•removing the fair value option improves comparability since there are limited acquisition years for which we elected the fair value option.

Therefore, we believe that excluding their impact on our earnings improves comparability of our core operational performance across periods.

We include the amortization of fair value adjustments as a non-GAAP adjustment to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as it is a non-cash charge that is not reflective of the impact of our claims management strategies on our loss portfolios.

We eliminate the net gain (loss) on the purchase and sales of subsidiaries and net earnings from discontinued operations, as these items are not indicative of our ongoing operations.

We use this non-GAAP measure in our incentive compensation program.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed
-change in fair value of insurance contracts for which we have elected the fair value option (1)
-amortization of fair value adjustments
-net gain/loss on purchase and sales of subsidiaries (if any)
-net earnings from discontinued operations (if any)
-tax effects of adjustments
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturity investments and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

We adjust our investment returns to eliminate the impact of the change in fair value of fixed maturity securities (both credit spreads and interest rates), as we typically hold most of these investments until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.

Adjusted total investment return ($) (numerator)	Total investment return (dollars), adjusted for: -net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed
Adjusted average aggregate total investable assets (denominator)
Total average investable assets, adjusted for:
-net unrealized (gains) losses on fixed maturities, AFS investments included within AOCI
-net unrealized (gains) losses on fixed maturities, trading instruments

Enstar Group Limited | Third Quarter 2022 | Press Release                 12

Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful and comparable measurement of the impact of our claims management strategies on our loss portfolios across acquisition years and also to our overall financial periods.

We use this measure to evaluate the impact of our claims management strategies because it provides visibility into our ability to settle our claims obligations for amounts less than our initial estimate at the point of acquiring the obligations.

In order to provide a complete and consistent picture of our claims management performance, we combine:
•the reduction (increase) in estimates of prior period net ultimate losses relating to our Run-off segment; with
•the amortization of deferred charge assets (as the amortization will increase or decrease as a result of the periodic development in accordance with our accounting policies).

Both adjustments are included in net incurred losses and LAE.

We also include our performance in managing claims on our defendant A&E liabilities, that do not form part of loss reserves.

The remaining components of periodic recurring net incurred losses and LAE and net loss reserves are not considered key components of our claims management performance for the following reasons:

•The results of our Legacy Underwriting segment have been economically transferred to a third party primarily through use of reinsurance and a Capacity Lease Agreement(2); as such, the results are not a relevant contribution to Adjusted RLE, which is designed to analyze the impact of our claims management strategies;
•The results of our Assumed Life segment relate only to our exposure to active property catastrophe business; as this business is not in run-off, the results are not a relevant contribution to Adjusted RLE;
•The change in fair value of insurance contracts for which we have elected the fair value option(1) has been removed to support comparability between the two acquisition years for which we elected the fair value option in reserves assumed and the acquisition years for which we did not make this election (specifically, this election was only made in the 2017 and 2018 acquisition years and the election of such option is irrevocable);
•The reduction/(increase) in provisions for ULAE are not considered directly related to the reserves and their exclusion provides alignment with our insurance contract disclosures, which is a key measure of our comparability between the acquisition years over time; and
•The amortization of fair value adjustments are non-cash charges that obscure our trends on a consistent basis.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life operations
-the reduction/(increase) in provisions for unallocated LAE (ULAE)
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of our defendant A&E ultimate net liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life net loss reserves
-current period net loss reserves
-the net ULAE provision
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant asbestos and environmental exposures.

(1) Comprises the discount rate and risk margin components.
(2) As described in Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.
Enstar Group Limited | Third Quarter 2022 | Press Release                 13

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Adjusted BVPS*:

	September 30, 2022			December 31, 2021
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$3,550	17,018,571	$208.60	$5,586	17,657,944	$316.34
Non-GAAP adjustments:
Share-based compensation plans		193,951			315,205
Adjusted book value per ordinary share*	$3,550	17,212,522	$206.25	$5,586	17,973,149	$310.80
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million) prior to any non-GAAP adjustments.

The tables below present a reconciliation of Annualized ROE to Annualized Adjusted ROE*:

	Three Months Ended
	September 30, 2022				September 30, 2021
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE/Annualized ROE (1)	$(444)	$4,183	(10.6)%	(42.5)%	$(196)	$6,677	(2.9)%	(11.7)%
Non-GAAP adjustments:
Remove:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held - directly managed / Net unrealized losses (gains) on fixed maturity investments and funds held - directly managed (2)	418	1,245			87	(339)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(82)	(239)			(10)	(91)
Amortization of fair value adjustments / Fair value adjustments	4	(99)			5	(120)
Net gain on purchase and sales of subsidiaries	—	—			(47)	—
Tax effects of adjustments (4)	(2)	—			(5)	—
Adjustments attributable to noncontrolling interests (5)	(42)	—			(8)	—
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$(148)	$5,090	(2.9)%	(11.6)%	$(174)	$6,127	(2.8)%	(11.4)%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized losses (gains) related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.
Enstar Group Limited | Third Quarter 2022 | Press Release                 14

	Nine Months Ended
	September 30, 2022				September 30, 2021
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE/Annualized ROE (1)	$(1,219)	$5,586	(21.8)%	(29.1)%	$365	$6,164	5.9%	7.9%
Non-GAAP adjustments:
Net realized and unrealized losses on fixed maturity investments and funds held - directly managed / Net unrealized gains on fixed maturity investments and funds held - directly managed (2)	1,161	(89)			183	(560)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(228)	(107)			(68)	(33)
Amortization of fair value adjustments / Fair value adjustments	11	(106)			13	(128)
Net gain on purchase and sales of subsidiaries	—	—			(62)	—
Tax effects of adjustments (4)	(6)	—			(18)	—
Adjustments attributable to noncontrolling interests (5)	(90)	—			4	—
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$(371)	$5,284	(7.0)%	(9.4)%	$417	$5,443	7.7%	10.2%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized losses (gains) related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

Enstar Group Limited | Third Quarter 2022 | Press Release                 15

The tables below present a reconciliation of PPD to Adjusted PPD* and Annualized RLE to Annualized Adjusted RLE*:

	Three Months Ended	As of			Three Months Ended
	September 30, 2022	September 30, 2022	June 30, 2022	September 30, 2022	September 30, 2022
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$109	$11,564	$12,238	$11,901	3.7%
Non-GAAP Adjustments:
Assumed Life	—	(139)	(147)	(143)
Legacy Underwriting	(2)	(136)	(140)	(138)
Net loss reserves - current period	—	(36)	(26)	(31)
Reduction in provisions for ULAE / Net ULAE provisions	(15)	(480)	(504)	(492)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	4	95	99	97
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(82)	305	239	272
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	—	571	574	573
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$14	$11,744	$12,333	$12,039	0.5%

	Three Months Ended	As of			Three Months Ended
	September 30, 2021	September 30, 2021	June 30, 2021	September 30, 2021	September 30, 2021
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$69	$11,963	$10,835	$11,399	2.4%
Non-GAAP Adjustments:
Assumed Life	—	(177)	—	(89)
Legacy Underwriting	(2)	(147)	(156)	(152)
Net loss reserves - current period	—	(130)	(91)	(111)
Reduction in provisions for ULAE / Net ULAE provisions	(14)	(432)	(410)	(421)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	5	109	120	115
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(10)	100	91	96
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	5	601	584	593
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$53	$11,887	$10,973	$11,430	1.9%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

Enstar Group Limited | Third Quarter 2022 | Press Release                 16

	Nine Months Ended	As of			Nine Months Ended
	September 30, 2022	September 30, 2022	December 31, 2021	September 30, 2022	September 30, 2022
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$331	$11,564	$11,555	$11,560	3.8%
Non-GAAP Adjustments:
Assumed Life	(29)	(139)	(181)	(160)
Legacy Underwriting	3	(136)	(153)	(145)
Net loss reserves - current period	—	(36)	—	(18)
Reduction in provisions for ULAE / Net ULAE provisions	(50)	(480)	(416)	(448)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	11	95	106	101
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(228)	305	107	206
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	4	571	574	572
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$42	$11,744	$11,592	$11,668	0.5%

	Nine Months Ended	As of			Nine Months Ended
	September 30, 2021	September 30, 2021	December 31, 2020	September 30, 2021	September 30, 2021
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$189	$11,963	$8,544	$10,254	2.5%
Non-GAAP Adjustments:
Assumed Life	—	(177)	—	(89)
Legacy Underwriting	(4)	(147)	(955)	(552)
Net loss reserves - current period	—	(130)	—	(65)
Reduction in provisions for ULAE / Net ULAE provisions	(46)	(432)	(334)	(383)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	13	109	128	119
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(68)	100	33	67
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	19	601	615	608
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$103	$11,887	$8,031	$9,959	1.4%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

Enstar Group Limited | Third Quarter 2022 | Press Release                 17

The tables below present a reconciliation of our Annualized TIR to our Annualized Adjusted TIR*:

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in millions of U.S. dollars)
Net investment income	$116	$93	$302	$231
Net realized (losses) gains	(36)	6	(111)	1
Net unrealized (losses) gains	(546)	(280)	(1,518)	110
Earnings (losses) from equity method investments	(20)	(14)	12	101
TIR ($)	$(486)	$(195)	$(1,315)	$443

Non-GAAP adjustment:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held-directly managed	418	87	1,161	183
Adjusted TIR ($)*	$(68)	$(108)	$(154)	$626

Total investments	$14,226	$16,962	$14,226	$16,962
Cash and cash equivalents, including restricted cash and cash equivalents	1,357	2,035	1,357	2,035
Funds held by reinsured companies	3,727	2,410	3,727	2,410
Net variable interest entity assets	—	448	—	448
Total investable assets	$19,310	$21,855	$19,310	$21,855

Average aggregate invested assets, at fair value (1)	20,140	21,889	20,192	20,737
Annualized TIR % (2)	(9.7)%	(3.6)%	(8.7)%	2.8%
Non-GAAP adjustment:
Net unrealized losses (gains) on fixed maturities, AFS investments included within AOCI and net unrealized losses (gains) on fixed maturities, trading instruments	1,928	(326)	1,928	(326)
Adjusted investable assets*	$21,238	$21,529	$21,238	$21,529

Adjusted average aggregate invested assets, at fair value* (3)	$21,728	$21,610	$21,093	$20,411
Annualized adjusted TIR %* (4)	(1.3)%	(2.0)%	(1.0)%	4.1%
(1) This amount is a two and four period average of the total investable assets for the three and nine months ended September 30, 2022 and 2021, respectively, as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two and four period average of the adjusted investable assets* for the three and nine months ended September 30, 2022 and 2021, respectively, as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing the annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
Enstar Group Limited | Third Quarter 2022 | Press Release                 18